Securities Evaluation Service, Inc.
531 E. Roosevelt Road
Suite 200
Wheaton, Illinois  60187




November 4, 2003


First Trust Portfolios, L.P.
1001 Warrenville Road
Lisle, IL  60532

Re:  FT 780, Advisor's Disciplined Income Trust, Corporate Bond
Investment Grade Intermediate Portfolio, Series 2003-13

Gentlemen:

     We  have  examined  the  Registration  Statement,  File  No.
333-110054, for the above captioned fund. We hereby consent to the use in the Registration Statement of the references to Securities Evaluation Service, Inc. as evaluator.

     You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

Sincerely,

Securities Evaluation Service, Inc.



James R. Couture
President